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                                                                   Exhibit 15.01


                        [Arthur Andersen LLP Letterhead]


                   LETTER ON UNAUDITED FINANCIAL INFORMATION




May 18, 1999


New Century Energies, Inc.:


We are aware that New Century Energies, Inc. has incorporated by reference in this Form S-4 Registration Statement (Amendment No. 1) of Northern States Power Company pertaining to the registration of Northern States Power Company common stock, its Form 10-Q for the quarter ended March 31, 1999, which includes our report dated May 13, 1999, covering the unaudited consolidated condensed financial statements contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the Form S-4 Registration Statement, as amended, prepared or certified by our Firm or reports prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.



                                        Very truly yours,

                                        /s/ Arthur Andersen LLP